EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: August 27, 2007

ARSENAL HOLDCO I, S.A.R.L.

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Manager

ARSENAL HOLDCO II, S.A.R.L.

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Manager

FRANCISCO PARTNERS II (CAYMAN), L.P.

By:	FRANCISCO PARTNERS GP II (CAYMAN), L.P., its General Partner
By:	FRANCISCO PARTNERS GP II MANAGEMENT (CAYMAN) LIMITED its General Partner

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Director

FRANCISCO PARTNERS GP II (CAYMAN), L.P.

By:	FRANCISCO PARTNERS GP II MANAGEMENT (CAYMAN) LIMITED its General Partner

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Director

FRANCISCO PARTNERS GP II MANAGEMENT (CAYMAN) LIMITED

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Director

FRANCISCO PARTNERS PARALLEL FUND II, L.P.

By:	FRANCISCO PARTNERS GP II, L.P., its General Partner
By:	FRANCISCO PARTNERS GP II MANAGEMENT, LLC, its General Partner

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Managing Member

FRANCISCO PARTNERS GP II, L.P.

By:	FRANCISCO PARTNERS GP II MANAGEMENT, LLC, its General Partner

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Managing Member

FRANCISCO PARTNERS GP II MANAGEMENT, LLC

By:	/s/ Benjamin Ball
Name:	Benjamin Ball
Title:	Managing Member